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                                                                     EXHIBIT 5.1


                                    July 17, 1998


America First Capital Associates
  Limited Partnership Two
Suite 400
1004 Farnam Street
Omaha, NE  68102

               Re:  America First Tax Exempt Investors, L.P.

Ladies and Gentlemen:

     We have acted as counsel to America First Capital Associates Limited Partnership Two (the "General Partner"), the general partner of America First Tax Exempt Investors, L.P., a Delaware limited partnership (the "Partnership"), in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of beneficial unit certificates (the "BUCs") representing assigned limited partnership interests in the Partnership that will be issued in connection with the merger (the "Merger") of America First Tax Exempt Mortgage Fund Limited Partnership, a Delaware limited partnership (the "Tax Exempt Partnership"), and the Partnership pursuant to which (i) the separate existence of the Tax Exempt Partnership will cease and the Partnership will be the surviving partnership and will succeed to all of the assets and liabilities of the Tax Exempt Partnership and (ii) persons holding BUCs in the Tax Exempt Partnership will become BUC holders of the Partnership.

     We are of the opinion that upon execution of the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), the BUCs of the Partnership will be duly and validly authorized for issuance and, when issued in connection with the Merger, will be legally issued, fully paid and nonassessable (subject to possible liability of BUC holders to the Partnership under Delaware law with respect to certain distributions). In arriving at the foregoing opinion, we have relied upon our examination of, among other things, the form of the Partnership Agreement, the limited partnership agreement of the General Partner and the corporate records of America First Companies L.L.C. and certificates of various public officials.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "LEGAL MATTERS" therein. In giving such consent, we do not thereby admit that we come within the category of persons whose

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America First Capital Associates
 Limited Partnership Two
July 17, 1998
Page 2


consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated pursuant thereto.

                                             Sincerely,


                                             KUTAK ROCK